SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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IntraBiotics Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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INTRABIOTICS PHARMACEUTICALS, INC.

2483 East Bayshore Road, Suite 100
Palo Alto, CA 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2003

To the Stockholders of IntraBiotics Pharmaceuticals, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 5, 2003 at 8:00 a.m. local time at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304 for the following purposes:

1. To elect two directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 30, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert L. Jones
Secretary

Palo Alto, California

May 8, 2003

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. If your shares are held of record by a broker, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with your voting form. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants and Exercises
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
Appendix A

INTRABIOTICS PHARMACEUTICALS, INC.

2483 East Bayshore Road, Suite 100
Palo Alto, CA 94303

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
June 5, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (“IntraBiotics” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 5, 2003, at 8:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about May 8, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company (“Common Stock”) beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on April 30, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 30, 2003 (after taking into account the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003), the Company had outstanding and entitled to vote 3,269,168 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as negative votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Voting Via the Internet or by Telephone

      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of the State of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or by Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on June 4, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 2483 East Bayshore Road, Suite 100, Palo Alto, CA, 94303 a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 8, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on March 7, 2004, nor earlier than the close of business on February 5, 2004. Stockholders are advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

      The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Set forth below is biographical information as of April 1, 2003 for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

      Ernest Mario, Ph.D., age 64 has served as Chairman of the Board of the Company since April 2002. From April 2002 to January 2003, Dr. Mario also served as the Company’s Chief Executive Officer. In 2001, Dr. Mario founded Apothogen, Inc., a pharmaceutical company, where he served as chairman and chief executive officer until the company was acquired by IntraBiotics in April 2002. Dr. Mario was the chairman and chief executive officer of ALZA Corporation, a pharmaceutical company, from 1993 until 2001. Prior to joining ALZA, Dr. Mario served as chief executive of Glaxo Holdings plc, a pharmaceutical company, from May 1989 to March 1993, and as deputy chairman from January 1992 to March 1993. Prior to that time, Dr. Mario served as chairman and chief executive officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, from 1988 to 1989 and as president and chief operating officer of Glaxo, Inc. from 1986 to 1988. Prior to joining Glaxo, Dr. Mario held various executive positions at Squibb Corporation and served as a director of that company. Dr. Mario is also a director of Catalytica Energy Systems, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc., SonoSite, Inc., Boston Scientific Corporation, Maxygen, Inc.

      Henry J. Fuchs, M.D., age 45, has served as a director of the Company since November 2001 and as Chief Executive Officer since January 2003. Dr. Fuchs joined IntraBiotics as Vice President, Clinical Affairs in October 1996, and was appointed President and Chief Operating Officer in November 2001. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, Inc., a biotechnology company, where, among other things, he had responsibility for the clinical program that led to the approval for Genentech’s Pulmozyme®. Dr. Fuchs was also responsible for the phase III development program that led to the approval of Herceptin® to treat metastatic breast cancer. Dr. Fuchs received an M.D. degree from George Washington University and a B.A. degree in biochemical sciences from Harvard University.

The Board of Directors Recommends

a Vote in Favor of Each Named Nominee.

Directors Continuing in Office until the 2004 Annual Meeting

      Jack S. Remington, M.D., age 72, has served as a director of the Company since October 1996. Dr. Remington is a nationally recognized authority in the field of infectious disease medicine, and received the 1996 Bristol Award of the Infectious Disease Society of America (IDSA). He has served as Professor, Department of Medicine, Division of Infectious Diseases and Geographic Medicine, at the Stanford University School of Medicine and as Chairman of the Department of Immunology and Infectious Diseases at the Research Institute of the Palo Alto Medical Foundation for nearly four decades. In addition, Dr. Remington consults to leading pharmaceutical companies with regard to antibiotic research and development and serves on numerous editorial boards of medical journals. He is a past President of the Infectious Disease Society of America.

Directors Continuing in Office until the 2005 Annual Meeting

      Kathleen D. LaPorte, age 41, has served as a director of the Company since January 1994. Since 1993, Ms. LaPorte has been affiliated with the Sprout Group, the venture capital affiliate of Credit Suisse First Boston, and is currently a General Partner. From August 1987 to January 1993, Ms. LaPorte was a Principal at Asset Management Company, a venture capital firm, focused on early stage technology investments. Ms. LaPorte is a member of the Boards of Directors of six privately held companies.

      Gary A. Lyons, age 52, has served as a director of the Company since December 1999. From 1993 to the present, Mr. Lyons has been President and Chief Executive Officer of Neurocrine Biosciences, Inc., a publicly traded biopharmaceutical company. From 1983 to 1993, Mr. Lyons was affiliated with Genentech, Inc. and served as Vice President of Business Development and Vice President of Sales. He is a member of the Board of Directors of Vical Inc., a publicly traded gene delivery biopharmaceutical company.

      Jerry T. Jackson, age 61, has served as a director of the Company since August 2002. From 1965 until his retirement in 1995, Mr. Jackson held numerous management and senior executive management positions within the sales and marketing organization at Merck & Co., Inc. Most recently, Mr. Jackson served as Executive Vice President of Merck with broad responsibilities for several operating groups, including International Human Health, Worldwide Vaccines, the AgVet division, Astra/ Merck U.S. Operations and Corporate Worldwide Marketing. In addition, he held the positions of President of Merck’s Worldwide Human Health Division in 1993 and Senior Vice President of the Specialty Chemicals Business from 1991 to 1992. He currently serves as a director of MD EDGE, Inc. and Alexion Pharmaceuticals, Inc.

Board Committees and Meetings

      During the fiscal year ended December 31, 2002 the Board of Directors held eight (8) meetings including telephone conference meetings and acted by unanimous written consent four (4) times. The Board has an Audit Committee and a Compensation Committee.

      The Audit Committee of the Board of Directors of the Company oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee monitors the Company’s systems of internal controls; evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Mr. Lyons, Mr. Jackson and Ms. LaPorte. It met eight (8) times during 2002. All members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached as Exhibit A to these proxy materials.

      The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Mr. Lyons is currently the only member of the Compensation Committee. Prior to March 31, 2003, the Compensation Committee consisted of Michael Bigham and Mr. Lyons. Mr. Bigham resigned from the Board on March 31, 2003, leaving a vacancy of the Compensation Committee. The Company intends to fill this vacancy with an independent director after the closing of its Series A Preferred Stock and warrants financing, which is expected to occur in early May 2003. The Compensation Committee met six (6) times and acted by unanimous written consent two (2) times during 2002.

      The Board does not have a nominating committee.

      During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors(1)

      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and Ernst & Young LLP, the independent auditors, are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee reviewed with the independent auditor their judgments as to the quality not just the acceptability, of the Company’s accounting principles.

      The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services.

      The Audit Committee has discussed with the Company’s independent auditors, with and without management present, the results of their examination, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

1	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934 Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

      In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee approved on March 23, 2003, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

AUDIT COMMITTEE
Kathleen D. LaPorte
Jerry T. Jackson, Director
Gary A. Lyons, Director

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Auditor’s Fees

      Audit Fees. During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $271,383.

      Financial Information Systems Design And Implementation Fees. During the fiscal year ended December 31, 2002, no fees were billed by Ernst & Young LLP for information technology consulting.

      All Other Fees. During fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $174,896, including audit related services of $110,800 and non-audit services of $64,096 (tax return preparation and other services). Audit related services generally include fees for registration statements filed with the Securities and Exchange Commission and accounting consultations.

      The Audit Committee has determined the rendering of the information technology consulting services and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

The Board of Directors Recommends

A Vote in Favor of Proposal 2.

EXECUTIVE OFFICERS

      Certain information concerning our executive officers as of April 1, 2003 is detailed below. Dr. Mario resigned as Chief Executive Officer of the Company in January 2003 but he continues to serve as Chairman of the Board.

Name	Age	Position

Henry J. Fuchs, M.D.	45	President, Chief Executive Officer and Director
Eric H. Bjerkholt	43	Senior Vice President and Chief Financial Officer

      Henry J. Fuchs, M.D. has served as Chief Executive Officer of the Company since January 2003. He joined IntraBiotics as Vice President, Clinical Affairs in October 1996, and was appointed President and Chief Operating Officer in November 2001. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, Inc., a biotechnology company, where, among other things, he had responsibility for the clinical program that led to the approval for Genentech’s Pulmozyme®. Dr. Fuchs was also responsible for the phase III development program that led to the approval of Herceptin® to treat metastatic breast cancer. Dr. Fuchs received an M.D. degree from George Washington University and a B.A. degree in biochemical sciences from Harvard University.

      Eric H. Bjerkholt joined the Company as Senior Vice President and Chief Financial Officer in January 2002. From 1999 until 2002, Mr. Bjerkholt was founder, and at various times, Chief Financial Officer, President and Chief Executive Officer of LifeSpring Nutrition, a privately-held nutraceutical company. From 1997 to 1999, Mr. Bjerkholt served as Executive Vice President, Finance & Strategic Operations at AgeWave, LLC, a business incubator focused on the mature market. Mr. Bjerkholt has nearly seven years of experience in healthcare investment banking, including as a Vice President at J.P. Morgan & Co., Inc. from 1990 to 1997, where he was responsible for a large number of equity and other transactions in the biotechnology, pharmaceutical and other healthcare sectors. Mr. Bjerkholt received his M.B.A. from Harvard Business School and a Cand. Oecon degree in mathematical economics from the University of Oslo. Mr. Bjerkholt has also held appointments as Senior Economist with the Norwegian Ministry of Finance and as an Economist with the United Nations. He is a member of the board of directors of a privately-held company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 1, 2003 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. The share amounts in this table do not reflect the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003.

	Beneficial Ownership(1)

	Number of	Percent of Total
Beneficial Owner	Shares	%

Entities affiliated with Tang Capital Partners(2)	1,967,742	5.0%
4401 Eastgate Mall
San Diego, CA 92121

Entities affiliated with Baker Biotech Fund(3)	644,290	1.6

Investor Growth Capital Ltd.(4)	3,125,000	8.0
P.O. Box 626
National Westminster House
Le Truchot St. Peter Port
Guernsey Channel Island
GY1 4PW

	Beneficial Ownership(1)

	Number of	Percent of Total
Beneficial Owner	Shares	%

Frank H. Pearl(5)	2,975,209	7.6
2099 Pennsylvania Ave., Suite 900
Washington D.C. 20006

Chilton Investment Company, Inc.	2,807,600	7.2
1266 East Main Street, 7th Floor
Stamford, CT 06902

Entities Affiliated with Credit Suisse First Boston, Inc.(6)	2,739,133	7.0
11 Madison Avenue
New York, NY 10010

Gary A. Lyons	1,000	*

Kathleen D. LaPorte(6)	2,694,848	6.9

Jerry T. Jackson	0	*

Ernest Mario, Ph.D.(7)	1,507,022	3.8

Jack S. Remington, M.D.(8)	11,000	*

Eric H. Bjerkholt(9)	113,748	*

Henry J. Fuchs, M.D.(10)	276,095	*

Natalie L. McClure(11)	1,000	*

All executive officers and directors as a group (7 persons)(12)	4,603,693	11.6

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o IntraBiotics Pharmaceuticals, Inc., 2483 East Bayshore Road, Suite 100, Palo Alto, CA 94303. Applicable percentages are based on 39,231,351 shares outstanding on April 1, 2003, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2)	Includes 1,572,242 shares held by Tang Capital Partners, L.P. Tang Capital Management, LLC is the general partner of Tang Capital Partners, L.P. and Kevin Tang is the Manager of Tang Capital Management, LLC. Also includes 395,500 shares held by Kevin Tang’s father. Does not include shares of Common Stock that may be issued upon the conversion of Series A Preferred Stock and the exercise of warrants that are to be issued to these entities under Preferred Stock and Warrant Purchase Agreements entered into on March 5, 2003.

(3)	Includes 80,186 shares held by Baker Brothers Investments II, L.P., 47,530 shares held by Baker/ Tisch Investment, L.P., 239,220 shares held by Baker Biotech Fund I, L.P. and 277,354 shares held by Baker Biotech Fund II, L.P. Does not include shares of Common Stock that may be issued upon the conversion of Series A Preferred Stock and the exercise of warrants that are to be issued to these entities under Preferred Stock and Warrant Purchase Agreements entered into on March 5, 2003.

(4)	Includes 2,187,500 shares held by Investor Growth Capital Limited (Investor Growth) and 937,500 shares held by Investor Group L.P., an affiliate of Investor Growth.

(5)	Consists of 1,750,000 shares held by Perseus-Soros BioPharmaceutical Fund, L.P. (“PSBF”) and 1,225,209 shares held by New York Life BioVenture Partners LLC (“New York Life”). Mr. Pearl is

the sole owner of Perseuspur, LLC, the managing member of Perseus BioTech Fund Partners, LLC, a managing member of Perseus-Soros Partners, LLC, the general partner of PSBF, and may be deemed to beneficially own the shares held by PSBF. Mr. Pearl may also be deemed to beneficially own the shares held by New York Life, for which an affiliate of Mr. Pearl acts as investment adviser.

(6)	Includes 51,665 shares held by Credit Suisse First Boston (USA), Inc. (Credit Suisse USA), a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Also includes 247,962 shares held by DLJ Capital Corporation (DLJ) a wholly-owned subsidiary of Credit Suisse USA, 955,527 shares held by Sprout Capital VI, L.P. (Sprout VI) and 1,450,133 shares held by Sprout Capital VII, L.P. (Sprout VII). DLJ is the managing general partner of Sprout VI and Sprout VII. Also includes 23,846 shares held by Sprout CEO Fund, L.P. (Sprout CEO) of which DLJ is the general partner. Also includes 10,000 shares issuable to DLJ upon exercise of options exercisable within 60 days of April 1, 2003. Ms. LaPorte, a director of IntraBiotics Pharmaceuticals, Inc., is a Managing Director of DLJ and is a General Partner of the general partners of Sprout VI and Sprout VII. In such capacity, Ms. LaPorte may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by DLJ, Sprout VI, Sprout VII and Sprout CEO. Ms. LaPorte disclaims beneficial ownership of the shares held by DLJ, Sprout VI, Sprout VII and Sprout CEO within the meaning of Rule 13d-3 under the Securities Act of 1934.

(7)	Includes 246,883 shares held by the Ernest Mario 1997 Annuity Trust, 500,000 shares held by the Mildred Mario 1997 Annuity Trust, 250,000 shares held by the Ernest Mario 1999 Annuity Trust, of which Dr. Mario is trustee, 250,000 shares held by the Mildred Mario 1999 Annuity Trust, and 8,944 and 20,870 shares held by the Mario 2002 Children’s Trust and the Mario 2002 Grandchildren’s Trust, respectively, for both of which Dr. Mario is trustee. Also includes 103,124 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(8)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(9)	Includes 93,748 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(10)	Includes 249,995 shares issuable upon exercise of options exercisable within 60 days of April 1, 2003.

(11)	Dr. McClure resigned as Senior Vice President, Product Development on June 14, 2002, but served thereafter as a consultant to the Company until September 15, 2002.

(12)	Includes 3,954,165 shares of Common Stock held by entities affiliated with certain directors and 456,867 shares of Common Stock issuable upon exercise of stock options held by directors and officers that are exercisable within 60 days of April 1, 2003. See Notes 6 through 10 above.

Possible Change in Control Transaction

      On March 5, 2003, the Company entered into Preferred Stock and Warrant Purchase Agreements (the “Purchase Agreements”) . Subject to stockholder approval, the Company will issue preferred stock and warrants to several investors, including Tang Capital LP (“Tang Capital”) pursuant to the Purchase Agreements. The issuance of these shares and warrants to Tang Capital may result in a change in control of the Company under the Nasdaq Marketplace Rules.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended

December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

      Members of the Company’s Board of Directors receive no cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending Board meetings. All directors are eligible to participate in the 2000 Equity Incentive Plan (the “Incentive Plan”). Employee directors are eligible to participate in the Company’s 2000 Employee Stock Purchase Plan. Options granted to non-employee directors under the Incentive Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.

      The Board of Directors grants to any newly elected non-employee director a nonstatutory stock option to purchase 1,667 shares of Common Stock (after adjusting for the 1-for-12 reverse stock split that occurred on April 10, 2003) pursuant to the Incentive Plan at 100% of the fair market value of the Common Stock of the Company on the date of grant, which vests in full on the first anniversary after the date of grant. In addition, at the first regularly scheduled meeting of each calendar year, the Board of Directors considers granting options to purchase shares of Common Stock pursuant to the Incentive Plan with an exercise price of 100% of the fair market value of the Common Stock of the Company on the date of grant and vesting in full upon the first anniversary date of the grant, to each non-employee Board member serving as a director at the time of such Board of Directors meeting. During the last calendar year, the Board of Directors granted options to purchase 1,250 shares of Common Stock (after adjusting for the 1-for-12 reverse stock split that occurred on April 10, 2003) to each of the non-employee directors. Also, the Board of Directors considers granting additional options pursuant to the Incentive Plan with an exercise price of 100% of the fair market value of the Common Stock of the Company on the date of grant and vesting in full upon the first anniversary date of the grant, to each non-employee Board member serving on a Board committee. During the last calendar year, the Board of Directors granted options to purchase 833 shares of Common Stock (after adjusting for the 1-for-12 reverse stock split that occurred on April 10, 2003) to each of the non-employee directors serving on a Board committee. The term of the options granted to non-employee directors is ten years. In the event of a sale or disposition of substantially all of the securities or assets of the Company, a merger of the Company with or into another corporation or a consolidation or other change-in-control transaction involving the Company, the Incentive Plan provides that stock awards, including options, held by non-employee directors, shall become fully vested and immediately exercisable as of the effective date of the change-in-control of the Company.

      For information relating to certain option grants made to Ms. LaPorte during 2002, see “Equity Compensation Plans Not Approved by Security Holders — Options Granted to Ms. LaPorte and Dr. Mario.”

Compensation of Executive Officers

      The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by (i) the Company’s Chief Executive Officer, (ii) the two other highest compensated executive officers whose annual salary and bonus for 2002 exceeded $100,000 at December 31, 2002 and (iii) one former executive officer who departed from the Company during fiscal 2002 (the “Named Executive Officers”). In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers, which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table. Share amounts in this table do not reflect the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

				Other Annual	Restricted	Securities
			Bonus	Compensation	Stock Awards	Underlying	All Other
Name and Principal Position	Year	Salary ($)	($)	($)	($)(1)	Options (#)(2)	Compensation ($)

Ernest Mario, Ph.D.(3)	2002	19,260	—	—	—	2,150,000	—
Chairman and Former Chief	2001	—	—	—	—	—	—
Executive Officer	2000	—	—	—	—	—	—

Henry J. Fuchs, M.D.(4)	2002	308,333	85,000	—	—	500,000	—
President, Chief Executive	2001	250,000	25,000	—	72,500 (5)	340,000	—
Officer and Director	2000	250,000	—	—	—	12,500	—

Eric H. Bjerkholt(6)	2002	223,313	50,000	—	—	550,000	—
Chief Financial Officer and	2001	—	—	—	—	—	—
Senior Vice President,	2000	—	—	—	—	—	—
Finance

Natalie L. McClure, Ph.D.(7)	2002	99,141	33,000	—	—	100,000	138,927 (8)
Former Senior Vice	2001	207,500	22,500	—	36,250 (9)	112,000	—
President, Product	2000	190,000	—	—	—	17,500	—
Development

(1)	Dividends on these shares of restricted stock will be paid when, as and if declared on the Company’s Common Stock by the Company’s Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

(2)	Pursuant to the Company’s Option Cancellation and Regrant Program, which was completed on February 6, 2003, some or all of these options were cancelled in exchange for new options, which were granted immediately following the cancellation of the existing options. Such new options have a per share exercise price equal to the fair market value of the Common Stock on the date of grant.

(3)	Dr. Mario was elected as Chairman of the Board and Chief Executive Officer on April 23, 2002. He resigned as Chief Executive Officer on January 27, 2003 and continues to serve as Chairman of the Board.

(4)	Dr. Fuchs was elected Chief Executive Officer of the Company on January 27, 2003.

(5)	Represents the dollar value of 50,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Dr. Fuchs vested in 25,000 shares of restricted stock worth $68,250, based on a closing price of $2.73 per share. The remaining shares will vest in full on June 30, 2006 if Dr. Fuchs is still employed with the Company at that time.

(6)	Mr. Bjerkholt was elected Chief Financial Officer and Senior Vice President of Finance on January 10, 2002.

(7)	Dr. McClure resigned as Senior Vice President, Product Development on June 14, 2002, but served thereafter as a consultant to the Company until September 15, 2002.

(8)	Includes $28,927 for accrued vacation and $110,000 in severance payments paid to Dr. McClure.

(9)	Represents the dollar value of 25,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Dr. McClure vested in 12,500 shares of restricted stock worth $34,125, based on a closing price of $2.73 per share. The remaining shares were cancelled due to Dr. McClure’s termination of service on September 15, 2002.

Stock Option Grants and Exercises

      The Company grants options to its executive officers under the Incentive Plan and prior to March 28, 2000, under its Amended and Restated 1995 Stock Option Plan (collectively, the “Plans”). The Company has also granted options outside of the Plans. As of December 31, 2002 options to purchase an aggregate of 954,471 shares were outstanding under the 1995 Stock Option Plan, options to purchase an aggregate of 5,508,763 shares were outstanding under the Incentive Plan and options to purchase an aggregate of 675,000 shares were outstanding outside of the Plans. As of December 31, 2002, options to purchase 922,177 shares remained available for grant under the Incentive Plan. Pursuant to the Company’s Option Cancellation and Regrant Program, which was completed on February 6, 2003, some or all of the options granted in 2002 were cancelled in exchange for new options, which were granted immediately following the cancellation of the existing options. Such new options have a per share exercise price equal to the fair market value of the Common Stock on the date of grant.

      The following table shows for the fiscal year ended December 31, 2002, certain information regarding options granted to the Named Executive Officers. Pursuant to the Company’s Option Cancellation and Regrant Program, which was completed on February 6, 2003, some or all of these options were cancelled in exchange for new options, which were granted immediately following the cancellation of the existing options. Such new options have a per share exercise price equal to the fair market value of the Common Stock on the date of grant. Share amounts and exercise prices in this table do not reflect the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003.

	Individual Grants

		Percent of
		Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term(4)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	($/Sh)(3)	Date	5%	10%

Ernest Mario, Ph.D.	2,150,000	37.6%	4.02	4/23/12	5,435,536	13,744,716
Henry J. Fuchs, M.D.	500,000	8.7	1.30	7/31/12	408,782	1,035,933
Eric H. Bjerkholt	300,000	5.2	2.52	1/3/12	475,444	1,204,869
	50,000	0.9	4.05	4/16/12	127,351	322,733
	200,000	3.5	1.30	7/31/12	163,513	414,373
Natalie L. McClure, Ph.D.	100,000	1.7	2.99	1/9/12(5)	188,039	476,529

(1)	All options have a term not greater than 10 years from the grant date. The Board of Directors determines the time or times during the term when the options may be exercised. Options generally vest ratably over a period ranging from 18 months to four years.

(2)	Based upon options to purchase an aggregate 5,725,000 shares of Common Stock that were granted in the fiscal year ended December 31, 2002.

(3)	The exercise price per share of each option granted was equal to the fair market value of the Common Stock on the date of the grant.

(4)	Potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

(5)	The options terminated prior to expiration in connection with the Named Executive Officer’s departure from the Company.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

      The following table sets forth as to the Named Executive Officers, information concerning options held as of December 31, 2002 and exercised during the fiscal year ended December 31, 2002. Share amounts in this table do not reflect the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003. Pursuant to the Company’s Option Cancellation and Regrant Program, which was completed on February 6, 2003, some or all of these options were cancelled in exchange for new options, which were granted immediately following the cancellation of the existing options. Such new options have a per share exercise price equal to the fair market value of the Common Stock on the date of grant.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at December 31, 2002		at December 31, 2002(1)
	Acquired	Realized
Name	on Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ernest Mario, Ph.D.	—	$—	—	2,150,000	$—	$—
Henry J. Fuchs, M.D.	—	—	373,872	723,419	9,000	—
Eric H. Bjerkholt	—	—	220,832	329,168	—	—
Natalie L. McClure, Ph.D.	—	—	—	—	—	—

(1)	The information regarding the value of unexercised in-the-money options is based on the closing sales price as reported on the Nasdaq National Market on December 31, 2002 of $0.29 per share minus the current per share exercise price (prior to the effective date of the Company’s Option Cancellation and Regrant Program, described above), multiplied by the number of shares underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2002. Share amounts and exercise prices in this table do not reflect the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003.

			Number of Securities
			Remaining Available for
	Number of Securities to be		Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
Amended and Restated 1995 Stock Option Plan(1)	954,471	$1.35	—
2000 Employee Stock Purchase Plan	N/A	N/A	406,965 (2)
2000 Equity Incentive Plan	5,508,763	$3.68	922,177 (3)
Equity compensation plans not approved by security holders
2002 Non-Officer Equity Incentive Plan	437,902	$1.30	2,062,098
Stock option grant to Kathleen D. LaPorte(4)	25,000	$2.00	—
Stock option grant to Ernest Mario, Ph.D.(4)	650,000	$4.02	—
Total	7,576,136		3,391,240

(1)	No new stock awards may be granted under the Amended and Restated 1995 Stock Option Plan.

(2)	On each December 31, the 2000 Employee Stock Purchase Plan share reserve will increase automatically by the least of (i) 1% of the outstanding Common Stock, (ii) five hundred thousand (500,000) shares or (iii) a lesser amount determined by the Board.

(3)	On each December 31, the Incentive Plan share reserve will increase automatically by the least of (i) 5% of the outstanding Common Stock, (ii) two million (2,000,000) shares or (iii) a lesser amount determined by the Board.

(4)	Options granted to Ms. LaPorte and Dr. Mario were cancelled effective February 6, 2003 in exchange for a new options granted under the Incentive Plan.

Equity Incentive Plans not Approved by Stockholders

      The following equity compensation plans of the Company in effect as of December 31, 2002 that were adopted without the approval of the Company’s stockholders. The share amounts and exercise prices discussed in this section do not reflect the Company’s 1-for-12 reverse stock split that occurred on April 10, 2003.

2002 Non-Officer Equity Incentive Plan

      General. The Company’s 2002 Non-Officer Equity Incentive Plan (the “Non-Officer Equity Plan”) provides for stock awards (grants of nonstatutory stock options, stock bonuses or rights to acquire restricted stock) to employees and consultants who are not officers of the Company. Officers not previously employed by the Company may also be granted stock awards. An aggregate of two million five hundred thousand (2,500,000) shares of Common Stock has been reserved for issuance under the Non-Officer Equity Plan. As of December 31, 2002, options to purchase 437,902 shares were outstanding and 2,062,098 shares remained available for grant. The exercise price of options granted under the Non-Officer Equity Plan may not be less than 85% of the fair market value of the Company’s Common Stock on the date of the grant. Options granted under the Non-Officer Equity Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. Shares issued under a stock bonus award may be issued in exchange for past services performed for the Company and may be subject to vesting and a share repurchase option in favor of the Company. Shares issued pursuant to restricted stock awards may not be purchased for less than 85% of the fair market value of the Company’s Common Stock on the date of grant. Shares issued pursuant to restricted stock awards may be subject to vesting and a repurchase option in the Company’s favor. The Non-Officer Equity Plan and stock awards issued thereunder may be amended by the Board at any time or from time to time. The Non-Officer Equity Plan is subject to substantially the same adjustment and change of control provisions described above with respect to the Incentive Plan under “Adjustment Provisions” and “Effect of Certain Corporate Transactions.”

      Adjustment Provisions. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Non-Officer Equity Plan and outstanding awards. In that event, the Non-Officer Equity Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Non-Officer Equity Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

      Effect of Certain Corporate Transactions. In the event of (i) the sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger, consolidation or similar transactions in which the Company’s pre-corporate transaction stockholders do not hold securities representing a majority of voting power in the surviving corporation, or (iii) an acquisition, other than by virtue of a merger, consolidation or similar transaction, by any person, entity or group of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (each, a “corporate transaction”), the surviving or acquiring corporation may continue or assume awards outstanding under the Non-Officer Equity Plan or may substitute similar awards.

      If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company has not terminated as of the effective date of the transaction, the vesting of such awards will be accelerated in full, any reacquisition or repurchase rights held by the Company shall lapse, and the awards will terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other awards, the vesting of such awards will not accelerate and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

      Notwithstanding the preceding two paragraphs, in the event of a corporate transaction, then (i) awards held by employees (other than executives) shall vest and become immediately exercisable as to half the shares underlying the award, (ii) awards held by executives (vice president or higher) shall vest in full should the executive within 13 months of the transaction either be involuntarily terminated without cause (as defined in the Non-Officer Equity Plan) or voluntarily leave for good reason (as defined in the Non-Officer Equity Plan) and (iii) awards held by non-employee directors shall vest and become immediately exercisable as to all shares underlying the award.

Options Granted to Ms. LaPorte and Dr. Mario

      On February 6, 2002, the Board granted Kathleen D. LaPorte, a member of the Board of Directors, a nonstatutory stock option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $2.00 per share (the “LaPorte Option”). The LaPorte Option was granted in connection with her service as Acting Chairman of the Board from November 2001 to April 2002. The LaPorte Option was not granted pursuant to one of the Company’s equity compensation plans and the stockholders of the Company did not approve the grant of the LaPorte Option. The LaPorte Option was cancelled effective February 6, 2003 in exchange for a new option granted under the Incentive Plan.

      On April 23, 2002, the Board granted Ernest Mario, Ph.D. a nonstatutory stock option to purchase 650,000 shares of Common Stock of the Company at an exercise price of $4.02 per share (the “Mario Option”). In accordance with Nasdaq Rule 4350(i)(1)(A), the Mario Option was granted as an inducement essential to Dr. Mario’s entering into an employment contract with the Company and to serve as the Chief Executive Officer and Chairman of the Board of the Company. The Mario Option was not granted pursuant to one of the Company’s equity compensation plans and the stockholders of the Company did not approve the grant of the Mario Option. The Mario Option was cancelled effective February 6, 2003 in exchange for a new option granted under the Incentive Plan.

      The remaining terms and conditions of the LaPorte Option and the Mario Option were substantially similar and are as follows. The LaPorte Option and the Mario Option each had a ten-year term. Each option was subject to a vesting schedule and could not be exercised prior to the time it was vested. A portion of the shares subject to the LaPorte Option was fully vested as of the date of grant, and the remaining shares vested monthly in equal installments over the following 16 months. One-third of the shares subject to the Mario Option vest on each anniversary of the date of grant. The LaPorte Option and Mario Option were subject to substantially the same adjustment and change of control provisions described above with respect to the Non-Officer Equity Plan under “Adjustment Provisions” and “Effect of Certain Corporate Transactions.” The new options issued in exchange for the LaPorte Option and the Mario Option are exercisable for $0.23 per share, not taking into account the 1-for-12 reverse split that occurred on April 10, 2003, and have substantially similar terms except for vesting which will occur on the first anniversary of the date of grant.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In June 2001, the Board of Directors adopted a Senior Executive Severance Benefit Plan for the benefit of the Company’s Named Executive Officers. Under this plan, in the event of a constructive termination or an involuntary termination without cause of an executive officer, other than the Chief Executive Officer, such executive officer is entitled to continue to receive base salary and health benefits for a period of 9 months plus 1 month of additional salary for each complete year of service performed in excess of 2 years of service up to a maximum of 15 months. In the event of a constructive termination or an involuntary termination without cause of the Chief Executive Officer, such Chief Executive Officer is entitled to continue to receive base salary and health benefits for a period of 12 months plus 1 month of additional salary for each complete year of service performed in excess of 2 years of service up to a maximum of 20 months.

      Pursuant to the Company’s Amended and Restated 1995 Stock Option Plan and the Incentive Plan, in the event of a sale or disposition of substantially all of the securities or assets of the Company, a merger of the Company with or into another corporation or a consolidation or other change-in-control transaction involving the Company, the remaining unvested shares of any stock awards held by an executive officer shall become fully vested if such executive officer’s employment with the Company is involuntarily terminated without cause or voluntarily terminated with good reason within 13 months following the change-in-control of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION1

      Mr. Lyons is currently the only member of the Compensation Committee. Prior to March 31, 2003, the Compensation Committee consisted of Michael Bigham and Mr. Lyons. Mr. Bigham resigned from the Board on March 31, 2003, leaving a vacancy of the Compensation Committee. The Company intends to fill this

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934 Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

vacancy with an independent director after the closing of its Series A Preferred Stock and warrants financing, which is expected to occur in early May 2003. The Compensation Committee is composed entirely of non-employee, independent members of the Board of Directors. Decisions on compensation matters relating to the Company’s Chief Executive Officer and the Company’s other executive officers are generally made by the Compensation Committee. The Compensation Committee also administers the Company’s equity benefit plans including the Incentive Plan under which option grants may be made to executive officers and other key employees.

General Compensation Policy

      The Compensation Committee’s overall policy as to executive compensation is to ensure that an appropriate relationship exists between the total compensation package established for each executive officer and the creation of stockholder value, while at the same time assuring that compensation is sufficiently competitive to motivate and retain key executives. In furtherance of this goal, executive compensation is structured so as to integrate competitive levels of annual base salary with discretionary stock options based upon individual and corporate performance. This annual cash compensation, together with the payment of equity incentives in the form of stock option grants or restricted stock bonuses, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Factors

      Since the Company has never been and is not currently profitable, the use of traditional performance standards (such as profit levels and return on equity) is not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically, the absence of revenues and the fact that the Company’s stock performance is often a consequence of larger market forces than of actual Company achievements, makes it difficult to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

Base Salary

      When establishing or reviewing base compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the biotechnology industry that compete with the Company for business and executive talent.

      Base salaries are reviewed annually, and adjustments to each executive officer’s base salary are made to reflect individual performance. Salary increases are based on survey information taken from the biotechnology industry for companies of similar size (0-150) employees, taking into account that the Company is at the lowest end of this range). A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with similar companies, given the level of seniority and skills possessed by the executive officer in question and the Committee’s assessment of such executive’s performance over the year.

Long-Term Incentive Compensation

      The Compensation Committee has the authority under the Incentive Plan and 2002 Non-Officer Equity Incentive Plan to provide executives and other key employees with equity incentives including stock option grants or restricted stock bonuses. Generally, the size of each option grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry, as reflected in external surveys, the individual’s potential for future responsibility and promotion and the individual’s performance in the recent period. The Compensation Committee has also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. However, the Committee does not strictly adhere to these guidelines, and the relative weight given to each of the foregoing factors varies from individual to individual, as the Compensation Committee deems appropriate under the circumstances.

      The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share equal to the market price on the grant date over a specified period of up to ten years. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price appreciates over the option term. All options currently held by executive officers have an exercise price equal to the fair market value of the Company’s Common Stock as of the grant date.

Compensation of Chief Executive Officer

      In setting the compensation payable for the 2002 fiscal year to the Company’s Chairman and now former Chief Executive Officer, Ernest Mario, Ph.D., the Committee considered Dr. Mario’s qualifications, the level of experience brought to his position and Company 2002 goals for which Dr. Mario would have responsibility.

      In determining Dr. Mario’s compensation level and at the request of Dr. Mario, the Committee sought to tie a significant percentage of his overall compensation package to Company performance. Accordingly, the Committee decided to set Dr. Mario’s annual base salary level at $28,080. The level of base salary set for Dr. Mario was below the 25th percentile range of the surveyed salary for the similar companies. During the 2002 fiscal year, the Committee granted Dr. Mario options to purchase up to 1,500,000 shares of the Common Stock under the Incentive Plan and additional options to purchase up to 650,000 shares of the Common Stock outside of any plan, at an exercise price of $4.02 per share. The grants were intended to tie Dr. Mario’s compensation to the performance of the Company in meeting its business goals and provide Dr. Mario with a meaningful incentive to contribute to the Company’s success, as reflected in the future appreciation in the market price of the Common Stock.

      In addition to Dr. Mario’s compensation package and reimbursement of ordinary business expenses in accordance with the Company’s policies, the Committee determined to reimburse Dr. Mario for documented costs and expenses incurred in connection with Company-related use of his private aircraft in an amount not to exceed $400,000 per year. In 2002, the Company reimbursed Dr. Mario approximately $378,468 for such costs and expenses.

      On January 27, 2003, Dr. Mario resigned as the Company’s Chief Executive Officer, but continues to serve as Chairman of the Board. On that date, Henry J. Fuchs, M.D. was elected as the Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(M)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company’s executive officers for fiscal 2003 will exceed that limit. The Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1.0 million level.

COMPENSATION COMMITTEE

Gary A. Lyons, Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company’s Compensation Committee currently consists of Mr. Lyons. Mr. Lyons has not at any time been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON1

      The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000, the date the Company’s Common Stock began publicly trading on the Nasdaq National Market, through December 31, 2002 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market Index, (iii) the Nasdaq Biotechnology Index and (iv) the H&Q Emerging Biotech Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN2

AMONG INTRABIOTICS PHARMACEUTICALS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ BIOTECHNOLOGY INDEX AND H&Q EMERGING BIOTECH INDEX

      The stockholder return shown on the graph above is not necessarily indicative of future performance, and the Company does not make or endorse any predictions as to future stockholder returns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2002, Dr. Mario was reimbursed for documented costs and expenses incurred in connection with Company-related use of his private aircraft in the amount of approximately $378,468. In connection with Dr. Mario’s resignation from his position as Chief Executive Officer of the Company in January 2003, the Company no longer reimburses Dr. Mario for Company-related use of his private aircraft

      The Company has entered into indemnity agreements with its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934 Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

[2]	$100 invested on March 28, 2000 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are IntraBiotics stockholders will be “householding” the proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to Shareholder Relations, Attention: Joyce Bremer, IntraBiotics Pharmaceuticals, Inc., 2483 East Bayshore Road, Suite 100, Palo Alto, CA 94303 or (3) contact Joyce Bremer at (650) 526-6800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to Joyce Bremer at the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Jones
Secretary

May 8, 2003

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Joyce Bremer, IntraBiotics Pharmaceuticals, Inc., 2483 East Bayshore Road, Suite 100, Palo Alto, CA 94303.

Appendix A

INTRABIOTICS PHARMACEUTICALS, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

      The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), shall be to provide assistance to the Board in fulfilling its responsibility to the stockholders and the investment community relating to corporate accounting, reporting practices of the Company, the systems of internal accounting and financial controls, and the quality and integrity of the financial reports of the Company. The Audit Committee shall have free and open communication with the directors, the independent auditors (“the auditors”), the internal auditors, and the financial management of the Company.

Composition

      The Audit Committee shall be comprised of a minimum of three (3) members of the Board, all of whom shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as an Audit Committee member. The members of the Audit Committee shall satisfy the independence and experience requirements, including the financial literacy and expertise requirements, as determined pursuant to applicable law or regulations established by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). The members of the Audit Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

Functions and Authority

      In carrying out its responsibilities, the Audit Committee shall adopt policies and procedures it believes necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the Board and stockholders that the corporate accounting and reporting practices of the Company comply with all requirements.

      As appropriate under the circumstances, the Audit Committee will, among its other responsibilities:

1. Be directly responsible for the selection, appointment, compensation, oversight and, where appropriate, authorization of the replacement of the auditors. The Audit Committee shall determine compensation for the auditors on an annual basis and approve, in advance, all audit services to be performed by the auditors. The Audit Committee will review the auditors’ report covering all matters required by applicable SEC and NASD regulations, including the auditors’ internal quality control procedures and the experience and qualifications of the senior members of the auditor team.

2. Confirm the independence of the auditors, including, by way of example: (i) approving, in advance, the retention or selection of the auditors for any permissible non-audit services provided by the auditors, such as tax services, in accordance with applicable SEC and NASD regulations, and the fees relating thereto; (ii) obtaining, at least annually, a formal written statement from the auditors confirming their independence from the Company and delineating relationships between the auditors and the

Company, including past employment by the auditors of Company personnel, that might have an impact on their independence; and (iii) actively engaging in dialogue with the auditors regarding matters that might reasonably be expected to affect their objectivity and independence. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

3. Oversee the Company’s compliance with the requirements of all applicable laws and SEC and NASD regulations, and any amendments thereto, including procedures for the rotation of audit partners, and guidelines for the Company’s hiring of employees of the audit firm who were engaged in the Company’s account.

4. Meet with the auditors and financial management of the Company to review the scope and cost of the proposed audit for the current year and the audit procedures to be utilized and, following the conclusion thereof, review the results of such audit, including any comments or recommendations of the auditors. Such review should also include any management letter provided by the auditors and the Company’s response letter, if any.

5. Review with the auditors and the Company’s financial management and accounting personnel the adequacy, reliability and integrity of the accounting policies, internal controls and financial reporting controls of the Company.

6. Review reports prepared for the Audit Committee by management and/or the auditors of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of critical accounting policies and the effect of alternative GAAP methods on the Company’s financial statements, and review with the auditors and Company’s financial management and accounting personnel the potential effect of regulatory and accounting developments on the Company’s financial statements.

7. Review and approve, in advance, all “related party” transactions in accordance with applicable law and SEC and NASD regulations.

8. Assist the Company’s management in the establishment and maintenance of disclosure controls and procedures in accordance with applicable law and SEC and NASD regulations that are adequate to meet the Company’s reporting obligations under applicable securities laws.

9. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company with respect to accounting, internal accounting controls or auditing matters which shall include procedures for the confidential and anonymous treatment of submission of such complaints by employees. Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

10. Review with the Company’s General Counsel or other appropriate legal personnel any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies, business conduct controls and any material reports or inquiries received from regulators or governmental agencies.

11. Meet with the auditors in executive session at least once per quarter. The Audit Committee will review with the auditors any problems or difficulties encountered during the audit and management’s response, and undertake the responsibility to investigate and resolve any disagreements between the Company’s management and the auditors regarding the Company’s financial reporting or in the course of the audit work.

12. Review with the auditors and the Company’s financial management and accounting personnel the Company’s proposed earnings releases and financial guidance, if any, and quarterly financial statements, including any review by the auditors of the quarterly financial statements, prior to the filing of the Company’s Quarterly Report on Form 10-Q. Such review shall include, without limitation, a discussion of Management’s Discussion and Analysis of Operations proposed to be set forth in the Quarterly Report on Form 10-Q and of all matters necessary for the certifications of such report by the Company’s management in accordance with applicable law.

13. Discuss with the auditors the results of the annual audit of the Company’s financial statements, including (i) the auditors’ assessment of the quality, not just acceptability, of accounting principles, (ii) the reasonableness of significant judgments, (iii) the nature of significant risks and exposures, (iv) the adequacy of the disclosures in the financial statements and (v) any other matters required to be communicated to the Audit Committee by the auditors under auditing standards generally accepted in the United States. The Audit Committee shall review with the auditors and the Company’s financial management and accounting personnel the Company’s annual financial statements prior to the filing of its Annual Report on Form 10-K and management’s assertions related to its assessment of the effectiveness of internal controls as of end of the most recent fiscal year and, as required, the auditors’ report on such assertions. The discussion of the financial statements shall include, without limitation, a discussion of Management’s Discussion and Analysis of Operations proposed to be set forth in the Annual Report on Form 10-K and of all matters necessary for the certifications of such report by the Company’s management in accordance with applicable law.

14. Review and discuss with management and the auditors any material financial or non-financial arrangements of the Company which do not appear in the Company’s financial statements and any transactions or arrangements with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

15. Investigate matters brought to its attention within the scope of its duties. In discharging these responsibilities, the Audit Committee will have full access to the Company’s books and records, and will have the power to retain outside counsel or other advisors to assist the Audit Committee for this purpose, and to determine the compensation for any such advisors.

16. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the auditors; prepare the minutes from such meetings and submit them to the Board.

17. Prepare a report to be included in the Company’s annual proxy statement as required by applicable SEC and NASD regulations.

18. Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

19. Perform such other functions an have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

INTRABIOTICS PHARMACEUTICALS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2003

     The undersigned hereby appoints Henry J. Fuchs, M.D. and Eric H. Bjerkholt, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, CA 94304, on Thursday, June 5, 2003 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE

INTRABIOTICS PHARMACEUTICALS, INC.
PLEASE MARK THE APPROPRIATE BOX BELOW USING DARK INK ONLY /*/

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and have qualified.	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES:	(01) Ernest Mario, Ph.D. (02) Henry Fuchs, M.D.	/ /	/ /

To withhold authority to vote for any nominee(s), write such nominee’s(s’) name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.	For / /	Against / /	Abstain / /

Please vote, sign, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	2003

Signature	Date	2003

B-2